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                                                               Exhibit 99.2 (x)

                   [Countrywide Home Loans, Inc. Letterhead]

                                                        COUNTRYWIDE
                                                         HOME LOANS
                                                 400 Countrywide Way, SV-44
                                             Simi Valley, California 93065-6298
                                                        (805) 520-5100





May 6, 2003


Chase Mortgage Finance Corp. 2002-S4
3415 Vision Dr.
Columbus, Ohio 43219


                              OFFICER'S CERTIFICATE

I, Joseph M. Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka Countrywide Funding Corporation. I further certify, with respect to the Servicing Agreements for Countrywide Mortgage Obligations, Inc., the following:

I have reviewed the activities and performance of the Servicer during the fiscal year ended December 31, 2002 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout the fiscal year.


/s/ Joseph M. Candelario                                      5/6/03
----------------------                                        ------------
Joseph M. Candelario                                          Date
First Vice President
Compliance Officer
Loan Administration




Re: Investor Number:  7002688
Deal Name:  2002-S4 Chase